Exhibit 16.1

[Crowe Chizek and Company LLC logo]



July 23, 2004



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of UCN, Inc. (formerly Buyers United, Inc.) dated July 22, 2004 and filed July 23, 2004, and are in agreement with those statements.


/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

cc:   Mr. Steven Barnett
      Audit Committee Chairman
      UCN, Inc.